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                                                                  EXHIBIT 4.21

                               MORTGAGE AGREEMENT

        MORTGAGE AGREEMENT, dated as of January 21, 1997, between Striker Holdings, Inc., a corporation duly organized and validly existing under the laws of the State of Texas, with an address at One Riverway, Suite 2450, Houston, TX 77056 (the "Company"), and BlueStone Capital Partners, L.P., a New York limited partnership, with an address at 575 Fifth Avenue, New York, New York 10017, Agent (the "Mortgagee"), as agent for the holders (the "Holders") of the Original Issue Discount Promissory Notes (the "Notes") issued by Striker Industries, Inc. ("Striker") and guaranteed by the Company. Terms used not otherwise defined herein shall have the meanings ascribed to them in the Notes.

        WHEREAS, the Company has guaranteed all of Striker's obligations (the "Obligations") under the Notes issued by Striker to the Holders;

        WHEREAS, it is an event of default under the Notes if the Company does not grant this mortgage to Mortgagee; and

        WHEREAS, Finova Capital Corporation ("Finova") has recorded a mortgage and security Agreement dated as of April 25, 1995 with respect to the Collateral (hereinafter defined),

        NOW, THEREFORE, THIS MORTGAGE WITNESSETH that the, Company, in consideration of the premises and of the sum of Ten Dollars ($10.00) received by the Company from the Mortgagee and other good and valuable consideration, receipt whereof is hereby acknowledged, and in order to secure the payment of the Obligations, the Company does hereby warrant, mortgage, pledge, assign, bargain, hypothecate, convey, grant, transfer, and set over unto the Mortgagee and its successors and assigns, all of its estate, right, title and interest in and to all and singular the following described properties, rights, interest and privileges and all of the Company's estate, right, title and interest therein, thereto and thereunder, if any (all of which properties hereby mortgaged, assigned, pledged are hereinafter collectively referred to as the "Collateral"):

                                GRANTING CLAUSES

        1.  REAL PROPERTY

        The parcels of land in Ouachita County, State of Arkansas described in Annex A attached hereto and made a part hereof, together with the entire interest of the Company in and to all buildings, structures, improvements and appurtenances now standing, or at any time hereafter construed or placed, upon such land, including all right, title and interest of the Company, if any, in and to all building material, building equipment and fixtures of every kind and nature

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whatsoever on said land or in any building, structure or improvement now or hereafter standing on said land which are classified as fixtures under applicable law and which are, used in connection with the operation, maintenance or protection of said buildings, structures and improvements as such (including, without limitation, all air conditioning, ventilating, plumbing, heating, lighting and electrical systems and apparatus, all communications equipment and intercom systems and apparatus, all sprinkler equipment and apparatus and all elevators and escalators) and the reversion or reversions, remainder or remainders, in and to said land, and together with the entire interest of the Company in and to all and singular the tenements, hereditaments, easements, rights of way, rights, privileges and appurtenances to said land, belonging or in anywise appertaining thereto, including, without limitation, the entire right, title and interest of the Company in, to and under any streets, ways, alleys, gores or strips of land adjoining said land, and all claims or demands whatsoever of the Company either in law or in equity, in possession or expectancy, of, in and to said land, it being the intention of the parties hereto that, so far as may be permitted by law, all property of the character hereinabove described, which is now owned or is hereafter acquired by the Company and is affixed or attached or annexed to said land, shall be and remain or become and constitute a portion of said land and the, security covered by and subject to the Lien of this Mortgage, together with all accessions, parts and appurtenances appertaining or attached thereto and all substitutions, renewals or replacements of and additions, improvements, accessions and accumulations to any and all thereof, and together with all rents and the present and continuing right to make claim for, collect, receive and receipt for any and all of such rents (all of which properties are hereinafter referred to as the "Real Property").

     II.  TRADE PROPERTY

     All materials, furniture, furnishings, machinery, goods, fixtures, equipment to be erected or located on the Real Property and including, but not limited to, all heating, plumbing, lighting, water heating, cooking, laundry, refrigerating, incinerating, communications, ventilating and air conditioning equipment, disposals, dishwashers, recreational, lawn maintenance equipment, sprinkler systems, fire extinguishing apparatus and equipment, water tanks, engines, machines, boilers, dynamos, stokers, elevators, motors, cabinets, shades, blinds, partitions, window screens, screen doors, storm windows, awnings, drapes, rugs, and other floor coverings, furniture, furnishings, radios and television sets and wiring and antennae therefor, and all fixtures, accessions and appurtenances thereto, and all renewals or replacements of or substitutions for any of the foregoing, together with all other goods, equipment, furnishings, fixtures, machinery and furniture owned by the Company now or hereafter attached or affixed to or used in and about the building or buildings now erected or hereafter to be erected on the Real Property, or otherwise located on the Real Property and all fixtures, accessions and appurtenances thereto, and all renewals or replacements of or substitutions for any of the, foregoing (all of which properties are hereinafter referred to as "Trade Property").



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        III.  CONDEMNATION AWARDS AND PAYMENTS

        All judgments, awards of damages, settlements and other compensation heretofore or hereafter made resulting from condemnation proceedings or the taking of the Real Property or any part thereof or any improvements now or at any time hereafter located thereon or any easement or other appurtenances thereto under the power of eminent domain, or any similar power or right (including any award from the United States Government at any time after the allowance of the claim therefor, the ascertainment of the amount thereof and the issuance of the warrant for the payment thereof whether permanent or temporary, or for any damage (whether caused by such taking or otherwise) to said Real Property or any part thereof or the improvements thereon or any part thereof, or to any rights appurtenant thereto, including severance and consequential damage, and any award for change of grade of streets (collectively, "Condemnation Awards").

        IV.  PROCEEDS

        All proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquidated claims, including, without litigation, all proceeds and payments of insurance, related to the Collateral.

        SUBJECT, in all respects, to the Permitted Liens.

        TO HAVE AND TO HOLD the Collateral unto the Mortgagee and its successors and assigns forever for the purpose of securing payment of the Obligations when due. It is understood and agreed that this Mortgage is to secure all sums due or to become due in respect to the Obligations guaranteed by the Company. THIS CONVEYANCE SHALL ALSO STAND AS SECURITY FOR ALL FUTURE ADVANCES AND ANY ADDITIONAL INDEBTEDNESS OF STRIKER OR THE COMPANY TO MORTGAGEE, WHETHER IT BE INCURRED FOR ANY BUSINESS OR NON-BUSINESS PURPOSE THAT WAS RELATED, WHOLLY UNRELATED, SIMILAR OR DISSIMILAR TO THE PURPOSE OF THE ORIGINAL OBLIGATIONS AND/OR THE GUARANTEE THEREOF BY THE COMPANY.

        PROVIDED NEVERTHELESS, and these presents are upon the express condition that if all Obligations are paid in full, the estate, right and interest of the Mortgagee in the property hereby conveyed and granted a perfected security interest in shall cease and this Mortgage shall become null and void, but otherwise to remain in full force and effect.

        It is agreed and understood by the parties hereto that:

                1. The Company for itself and all who may claim through or under it waives to the extent permitted by law any and all right to have the property and estates comprising the Collateral or any other property of the Company constituting security for the Obligations.




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marshalled upon any foreclosure of the Lien hereof, or to have the Collateral hereunder and the property covered by any other mortgage or deed of trust securing the Obligations marshalled upon any foreclosure of any of said mortgages or deeds of trust, and agrees that any court having jurisdiction to foreclosure such Lien may order the Collateral sold as an entirety.

                2. Upon the occurrence and during the continuance of any Event of Default hereunder the Mortgagee has, among other things, the right to foreclose on the Collateral and dispose of the same. The Mortgagee's deed (if permitted by law) or Sheriff's deed or other instrument of conveyance, transfer or release (which, if permitted by law, may be executed by the Mortgagee in its own name or as attorney-in-fact for the Company and the Mortgagee is hereby irrevocably appointed attorney-in-fact for the Company to, in the event that an Event of Default shall have occurred and be continuing, so execute such deed or other instruments of conveyance, transfer or release) shall be effective to convey and transfer to the grantee an indefeasible title to the property covered thereby, discharged of all rights of redemption (to the extent permitted by law) by the Company or any person claiming under it, and to bar forever all claims by the Company or the Mortgagee to the property covered thereby and no grantee from the Mortgagee or Sheriff shall be under any duty to inquire as to the authority of the Mortgagee or Sheriff to execute the same, or to see to the application of the purchase money.

                3. The Company and Mortgagee acknowledge and agree that the Lien created hereby shall be subordinate to the lien in favor of Finova and that this mortgage is intended to be a second mortgage junior in priority to that of Finova which lien is sometimes referred to herein as the "Permitted Liens".

SECTION 1.      DEFAULTS AND REMEDIES THEREFOR.

        Section 1.1 Events of Default. The Company acknowledges and agrees, without limitation, that each and all of the terms and provisions of the Notes and of each other instrument guaranteeing or securing payment thereof, including, without limitation, the Guarantee and Security Agreement, have been and are incorporated into this Mortgage by reference to the same extent as though fully set out herein and that the term Event of Default wherever used in this Mortgage shall include an Event of Default as defined in any such document.

        Section 1.2. Remedies. When any Event of Default has occurred and is continuing, the Mortgagee may exercise any one or more or all, and in any order, or the remedies now or hereafter set forth in any of the documents referred to in Section 1.1 hereof, it being understood, however, that none of such remedies is intended to be exclusive of any other remedy or remedies, but each and all thereof are cumulative and shall be in addition to every other remedy now or hereafter available to Mortgagee at law or in equity or by statute.

        Section 1.3. Waiver of Extension, Appraisement and Stay Laws. The Company covenants that, upon the occurrence and the continuance of an Event of Default and to the extent that such rights may then be lawfully waived, it will not at any time thereafter insist upon or




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plead, or in any manner whatever claim or take any benefit or advantage of, any stay or extension law both statutory and common law, now or at any time hereafter in force, or claim, take or insist upon any benefit or advantage of or from any law both statutory and common law, now or hereafter, in force providing for the valuation or appraisement of the Collateral or any part thereof prior to any sale or sales thereof to be made pursuant to any provision herein contained, or to the decree, judgement or order of any court of competent jurisdiction or, after confirmation of any such sale or sales claim or exercise any right under common law or any statute now or hereafter made, or enacted by any state or otherwise to redeem the property so sold or any part thereof, and hereby expressly waives for itself and on behalf of each and every person who may claim under it, all benefit and advantage to any such law or laws both statutory and common law, which would otherwise be available to any such Person in connection with the enforcement of any of the Mortgagee's remedies hereunder; and covenants that it will not in connection with any such enforcement proceedings invoke or utilize any such law or laws or otherwise hinder, delay or impede the execution of any power herein granted and delegated to the Mortgagee but will suffer and permit the execution of every such power as though no such law or laws had been made, enacted or existed. The foregoing waivers as well as the waivers hereinafter set forth in this Section 1.3 shall particularly include but not be limited to all of the Company's rights of appraisement and redemption under the Act of the General Assembly of the State of Arkansas approved May 8, 1899, and all the rights under the Act of the General Assembly of the State of Arkansas entitled "An Act to Regulate the Foreclosure of Mortgages", approved February 9, 1933.

        The Company hereby waives any and all rights of redemption from sale under any order or decree of foreclosure pursuant to rights herein granted, on behalf of the Company, and each and every Person acquiring any interest in, or title, to the Collateral described herein subsequent to the date of this Mortgage, and on behalf of all other Persons to the extent permitted by applicable law.

        Any sale, whether under any power of sale hereby given or by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever, either a law or in equity, of the Company in and to the property sold and shall be perpetual bar, both at law and in equity, against the Company, its successors and assigns, and against any and all Persons claiming the property sold or any part thereof under, by or through the Company, its successors or assigns.

          Section 1.4 Effect of Discontinuance of Proceedings. In case the Mortgagee shall have proceeded to enforce any right under the Mortgage by foreclosure, sale, entry or otherwise, and such proceedings shall have been discontinued through written notice to the Company by the Mortgagee or shall have been determined adversely, then and in every such case the Company and the Mortgagee shall be restored to its position and rights hereunder as they existed immediately prior to the commencement of such proceedings with respect to the property subject to the Lien and security interest of this Mortgage.


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     Section 1.5   Delay of Omission Not a Waiver.   No delay, failure, or
omission of the Mortgagee to exercise any right or power arising from any Event of Default on the part of the Company shall exhaust or impair any such right or power or prevent its exercise during the continuance of such Event of Default. No waiver by the Mortgagee of any such Event of Default, whether such waiver be full or partial, shall extend to or be taken to affect any subsequent Event of Default or to impair the rights resulting therefrom, except as may be otherwise provided herein. No right, power or remedy hereunder, is intended to be exclusive of any other right, power or remedy but each and every right, power or remedy shall be cumulative and in addition to any and every other right, power or remedy given hereunder or otherwise existing. Nor shall the giving, taking or enforcement of any other or additional security, collateral or guaranty for the payment of the indebtedness secured under this Mortgage operate to prejudice, waive or affect the security of this Mortgage, or any rights, powers or remedies hereunder; nor shall the Mortgagee be required to first look to, enforce or exhaust such other or additional security, collateral or guaranties.

     Section 1.6 Costs and Expenses of Foreclosure. In any suit to foreclose the Lien created hereby, there shall be allowed and included as additional Obligations in the decree for sale the expenditures and expenses which may be paid or incurred by or on behalf of the Mortgagee for reasonable attorney's fees, reasonable appraiser's fees, outlays for documentary and expert evidence, stenographic charges, publication costs and costs (which may be estimated as the items to be expended after the entry of the decree) of procuring all such abstracts of title, title searches and examination, guarantee policies, and similar data and assurances with respect to title as the Mortgagee may deem to be reasonably necessary either to prosecute any foreclosure action or to evidence to the bidder at any sale pursuant thereto the true condition of the title to or the value of the Collateral.

SECTION 2.  MISCELLANEOUS:

     Section 2.1. Successors and Assigns. Whenever any of the parties hereto is referred to, such reference shall be deemed to include the, successors and assigns of such party; and all the covenants, promises and agreements in this Mortgage contained by or on behalf of the Company, or by or on behalf of the Mortgagee, shall bind and inure to the benefit of the respective successors and assigns of such parties whether so expressed or not.

     Section 2.2. Severability. The unenforceability or invalidity of any provision of provisions of this Mortgage shall not render any other provision or provisions herein contained unenforceable or invalid.

     Section 2.3. Addresses for Notices and Demands. All communications provided for herein shall be in writing and shall be deemed to have been given (unless otherwise required by the specific provisions hereof in respect of any matter) when delivered personally or when deposited in the United States mail, registered or certified, postage prepaid, or mailed prepaid overnight air courier, addressed as follows:



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        If to the Company:      STRIKER HOLDINGS, INC.
                                One Riverway, Suite 2450
                                Houston, Texas 77056
                                Attn: David A. Collins, President

        If to the Mortgagee:    BLUESTONE CAPITAL PARTNERS, L.P., Agent
                                575 Fifth Avenue
                                New York, NY 10017
                                Attn: President

        with a copy to:         Robert W. Forman, Esq.
                                Greenberger & Forman
                                1370 Avenue of the Americas
                                New York, NY 10019

or as to either party at such other address as such party may designate by notice duly given in accordance with this Section to the other party.

        Section 2.4. Headings and Table of Contents. The headings of the Sections of this Mortgage are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

        Section 2.5. Release of Mortgage. This Mortgage shall be a continuing agreement in every respect and shall remain in full force and effect until all of the Obligations shall have been fully paid and satisfied. Upon the termination of this Mortgage, the Mortgagees shall, at the expense of the Company, promptly release all of its Lien and security interests hereunder.

        Section 2.6. Counterparts. This Mortgage may be executed, edged and delivered in any number of counterparts, each of such counterparts constituting an original but altogether only one Mortgage.

        Section 2.7. Successor Mortgagee. The Mortgagee may, at any time, by instrument in writing, appoint a successor or successors to, or discharge and appoint a new Mortgagee in the place of, any Mortgagee named herein or acting hereunder, which instrument, executed and acknowledged by the Mortgagees and recorded in the office of the County Recorder of the county wherein the Collateral is situated, with a copy of such recorded instruments delivered to the Company, shall be conclusive proof of the proper substitution of such successor or successors or new Mortgagee, who shall have all the estate, powers, duties, rights, rights and privileges of the predecessor Mortgagee.

        Section 2.8. Governing Law. This Mortgage shall be governed by and construed and interpreted in accordance with the laws of the State of New York except to the extent the real and personal property laws of the State of Arkansas, including laws relating to the creation,




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perfection and enforcement of liens on real and personal property located in
Arkansas, shall necessarily apply to the enforcement of the security covered by this Mortgage.

        Section 2.9. Time. Time shall be of the essence of this Mortgage.

        Section 2.10. No Oral Change. This Mortgage may only be modified or amended by an agreement in writing signed by the Company and Mortgagee, and may only be released, discharged, or satisfied of record by an agreement in writing signed by Mortgagee.

        IN WITNESS WHEREOF, the Company has caused this Mortgage to be executed in its behalf by its President and attested by its Secretary as of the day and year first above written.

                                        STRIKER HOLDINGS, INC.



                                        By: /s/ DAVID A. COLLINS
                                            -----------------------------------
                                                David A. Collins
                                                President and CEO

ATTEST:


By: /s/ MATTHEW D. PARR
    ----------------------------------
Printed Name: Matthew D. Parr
Its Secretary





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                                 ACKNOWLEDGMENT


STATE OF TEXAS      )
                    )ss.
COUNTY OF HARRIS    )

        I, Laurie C. Drennan, a Notary Public in and for the County and State aforesaid, do hereby certify that David A. Collin personally known to me to be the same person whose name as president & CEO of STRIKER HOLDINGS, INC., a Texas corporation, is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he, being thereunto duly authorized, signed and sealed with the seal of said Corporation, and delivered the said instrument as the free and voluntary act of said Corporation and as his own free and voluntary act, for the uses and purposes therein set forth.

        Given under by hand and notarial seal this 21st day of January, 1997.




                                        /s/ LAURIE C. DRENNAN
-----------------------------------         ---------------------------------
[STATE OF TEXAS NOTARY PUBLIC SEAL]         Notary Public
         LAURIE C. DRENNAN
   NOTARY PUBLIC, STATE OF TEXAS            County of Residence:
       MY COMMISSION EXPIRES
          SEPT. 13, 1998                    Harris County
-----------------------------------         --------------------------------


My Commission Expires:

-------------------------------------





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